Exhibit 99.1

L. G. ZANGANI, LLC
(908) 788-9660 Fax: (908) 788-4024
Nine Main Street, Flemington, NJ 08822
E-mail: office@zangani.com
Web site: http://www.zangani.com

For Release:	IMMEDIATELY

Contact:	Patrick M. Ryan, President & CEO	(609) 631-6177
	Stephen F. Carman, VP/Treasurer	(609) 631-6222
	Carl Moebis, LG Zangani LLC	(908) 788-9660

YARDVILLE NATIONAL BANCORP REPORTS THIRD QUARTER EARNINGS

Hamilton, N.J. — October 20, 2003 — Yardville National Bancorp (NASDAQ: YANB) today announced that a lower yield on the investment portfolio and an ongoing need to invest in infrastructure for future growth resulted in reduced earnings for the quarter ended September 30, 2003, when compared to the same period a year ago. YNB’s net income decreased 14.4 percent to $3.2 million from the $3.7 million earned in the same period in 2002. Earnings per share on a diluted basis decreased 31.8 percent to $0.30 compared to $0.44 earned for the first nine months last year.

For the year to date ended September 30, 2003, YNB’s net income decreased 5.7 percent to $10.1 million from the $10.7 million earned in the same period in 2002. Earnings per share on a diluted basis for the first three quarters of 2003 decreased 26.9 percent to $0.95 from the $1.30 per diluted share reported in the same nine months of the prior year. The diluted earnings per share decreases, both for the quarter and year-to-date, are attributable to the greater number of common shares outstanding resulting from last year’s stock offering and the lower net income recorded.

Net interest income growth of 11.7 percent for the first nine months of 2003 was offset by a 19.5 percent increase in non-interest expenses and a 49.9 percent decrease in net securities gains. These resulted in lower net income for the current year-to-date when compared to the same period in the prior year.

“It’s important to understand that the increase in non-interest expenses is essential to build market share in the communities we serve,” explained YNB President and CEO Patrick M. Ryan. “The hiring of skilled bankers as well as investments in our infrastructure will help YNB provide the sophisticated products and services that our customers expect and deserve, and positions us for growth in the future.

“On the other side of the equation,” he continued, “We remain committed to improving our net interest margin, but the third quarter 2003 net interest margin remained unchanged from the second quarter. While the company benefited from ongoing growth in the commercial loan portfolio and a lower cost of funds, those benefits were offset by a lower yield on the investment portfolio in the third quarter. We have taken steps intended to improve the investment portfolio yield, and we believe these will have a positive effect on the net interest margin,” Mr. Ryan concluded.

Two factors that are expected to limit net interest margin growth in the near term are the ongoing low interest rate environment and the recent announcement by the Federal Home Loan Bank of New York that it would eliminate its fourth quarter dividend paid to member banks.

There were several bright spots in this quarter’s performance, however, as YNB experienced significant growth in both loans and deposits. At September 30, 2003, total loans outstanding, led by commercial loans, increased 21.7 percent over the same date a year ago, reaching $1.39 billion compared with $1.14 billion in 2002. Credit quality continues to remain strong, with nonperforming assets as a percentage of total assets increasing to 0.46 percent at September 30, 2003 from 0.36 percent at the same date in 2002. The allowance for loan losses at September 30, 2003 totaled $18.0 million, or 1.30 percent of total loans, covering 178.1 percent of total nonperforming loans.

As YNB continues to build its customer base in both new and traditional markets, deposits increased 16.7 percent to $1.47 billion at September 30, 2003 compared to the same time period in 2002. These deposits help fund YNB’s commercial loan growth. Solidifying its coverage of existing markets, YNB previously announced the purchase of a branch in Lawrence Township, Mercer County that is expected to close before year end.

“Our growth is tied to our ongoing commitment to community banking,” explained YNB Chairman Jay G. Destribats. “This is the base on which YNB was built, and we continue to believe it is our path to success in the future,” he concluded.

At September 30, 2003, the capital ratios for YNB once again exceeded those required by regulatory authorities to be considered well-capitalized. Adding further to that capital strength, YNB recently concluded the private sale of $10 million in floating rate trust preferred securities. In the first three quarters of 2003, YNB paid total cash dividends of $0.345 per share, an increase of 4.5 percent compared to the same period in 2002.

YNB had $2.42 billion in assets as of September 30, 2003, with twenty branches serving individuals and businesses in Mercer, Hunterdon, Burlington, Middlesex and Somerset counties in New Jersey and Bucks County in Pennsylvania. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services with an emphasis on commercial real estate and commercial and industrial lending.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws and regulatory requirements of federal and state agencies, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

L.G. Zangani, LLC provides financial public relations service to the Company. As such, L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and/or other services performed for the Company. This remuneration may take the form of cash, capital stock in the Company, or warrants and/or options to purchase stock in the Company.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September, 30		September 30,

(in thousands, except per share amounts)	2003	2002	2003	2002

Stock Information:
Weighted average shares outstanding:
Basic	10,379	8,047	10,390	8,028
Diluted	10,653	8,325	10,611	8,218
Shares outstanding end of period	10,428	8,053
Earnings per share:
Basic	$0.30	$0.46	$0.97	$1.34
Diluted	0.30	0.44	0.95	1.30
Dividends paid per share	0.115	0.11	0.345	0.33
Book value per share	14.05	13.68
Closing price per share	20.95	16.99
Closing price to book	149.11%	124.20%
Key Ratios:
Return on average assets	0.53%	0.69%	0.58%	0.69%
Return on average stockholders’ equity	8.90	13.77	9.27	14.19
Net interest margin (tax equivalent)	2.37	2.39	2.35	2.37
Equity-to-assets at period end			6.03	5.04
Tier 1 leverage ratio (1)			8.23	6.53
Asset Quality Data:
Net loan charge-offs	$848	$233	$2,011	$302
Nonperforming assets as a percentage of total assets	0.46%	0.36%
Allowance for loan losses at period end as a percent of:
Total loans	1.30	1.41
Nonperforming loans	178.12	244.26
Nonperforming assets at period end:
Nonperforming loans	$10,125	$6,618
Other real estate	917	1,248

Total nonperforming assets	$11,042	$7,866

(1)	Tier 1 leverage ratio is Tier 1 capital to adjusted average assets

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(in thousands, except per share amounts)	2003	2002	2003	2002

INTEREST INCOME:
Interest and fees on loans	$21,942	$19,294	$62,906	$55,205
Interest on deposits with banks	65	14	89	44
Interest on securities available for sale	7,254	10,521	24,257	31,043
Interest on investment securities:
Taxable	53	120	150	631
Exempt from Federal income tax	719	590	2,048	1,751
Interest on Federal funds sold	88	296	464	951

Total Interest Income	30,121	30,835	89,914	89,625

INTEREST EXPENSE:
Interest on savings account deposits	2,776	2,759	8,245	8,486
Interest on certificates of deposit of $100,000 or more	993	1,233	3,090	3,943
Interest on other time deposits	3,525	4,538	11,116	13,469
Interest on borrowed funds	8,924	9,414	26,855	27,050
Interest on trust preferred securities	693	775	2,237	2,325

Total Interest Expense	16,911	18,719	51,543	55,273

Net Interest Income	13,210	12,116	38,371	34,352
Less provision for loan losses	1,375	1,300	3,225	2,925

Net Interest Income After Provision for Loan Losses	11,835	10,816	35,146	31,427

NON-INTEREST INCOME:
Service charges on deposit accounts	592	573	1,711	1,641
Securities gains, net	574	896	1,264	2,522
Income on bank owned life insurance	523	417	1,554	1,260
Other non-interest income	415	326	1,685	1,009

Total Non-Interest Income	2,104	2,212	6,214	6,432

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,579	4,529	15,823	13,117
Occupancy expense, net	969	888	2,930	2,568
Equipment expense	721	590	2,148	1,735
Other non-interest expense	2,379	1,854	6,560	5,566

Total Non-Interest Expense	9,648	7,861	27,461	22,986

Income before income tax expense	4,291	5,167	13,899	14,873
Income tax expense	1,129	1,473	3,789	4,152

Net Income	$3,162	$3,694	$10,110	$10,721

EARNINGS PER SHARE:
Basic	$0.30	$0.46	$0.97	$1.34
Diluted	0.30	0.44	0.95	1.30

Weighted average shares outstanding:
Basic	10,379	8,047	10,390	8,028
Diluted	10,653	8,325	10,611	8,218

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	September 30,		Dec. 31,

(in thousands)	2003	2002	2002

Assets:
Cash and due from banks	$33,066	$28,916	$28,608
Federal funds sold	72,865	104,275	72,485

Cash and Cash Equivalents	105,931	133,191	101,093

Interest bearing deposits with banks	15,589	1,972	2,501
Securities available for sale	777,932	802,665	820,665
Investment securities	65,728	54,174	54,690
Loans	1,392,219	1,143,921	1,195,143
Less: Allowance for loan losses	(18,035)	(16,165)	(16,821)

Loans, net	1,374,184	1,127,756	1,178,322
Bank premises and equipment, net	11,880	11,790	12,208
Other real estate	917	1,248	1,048
Bank owned life insurance	42,346	32,955	40,850
Other assets	25,798	17,544	20,081

Total Assets	$2,420,305	$2,183,295	$2,231,458

Liabilities and Stockholders’ Equity:
Deposits
Non-interest bearing	$159,087	$122,022	$126,183
Interest bearing	1,313,424	1,140,045	1,146,103

Total Deposits	1,472,511	1,262,067	1,272,286

Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	726,000	746,002	746,000
Obligation for Employee Stock Ownership Plan (ESOP)	855	500	400
Other	1,058	1,261	1,311

Total Borrowed Funds	737,913	757,763	757,711

Trust preferred securities	46,000	32,500	32,500
Other liabilities	17,974	20,839	23,022

Total Liabilities	$2,274,398	$2,073,169	$2,085,519

Stockholders’ equity:
Common stock: no par value	89,797	54,922	89,297
Surplus	2,205	2,205	2,205
Undivided profits	57,153	48,238	50,633
Treasury stock, at cost	(3,160)	(3,030)	(3,154)
Unallocated ESOP shares	(855)	(500)	(400)
Accumulated other comprehensive income	767	8,291	7,358

Total Stockholders’ Equity	145,907	110,126	145,939

Total Liabilities and Stockholders’ Equity	$2,420,305	$2,183,295	$2,231,458

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2003			September 30, 2002

			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Deposits with other banks	$22,162	$65	1.17%	$2,763	$14	2.03%
Federal funds sold	36,419	88	0.97	66,629	296	1.78
Securities	868,268	8,026	3.70	909,095	11,231	4.94
Loans (1)	1,362,588	21,942	6.44	1,102,407	19,294	7.00

Total interest earning assets	$2,289,437	$30,121	5.26%	$2,080,894	$30,835	5.93%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$26,477			$22,346
Allowance for loan losses	(17,658)			(15,213)
Premises and equipment, net	12,032			11,310
Other assets	70,624			51,187

Total non-interest earning assets	91,475			69,630

Total assets	$2,380,912			$2,150,524

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets and interest bearing demand	$705,095	$2,776	1.57%	$480,886	$2,759	2.29%
Certificates of deposit of $100,000 or more	140,469	993	2.83	143,696	1,233	3.43
Other time deposits	451,928	3,525	3.12	494,196	4,538	3.67

Total interest bearing deposits	1,297,492	7,294	2.25	1,118,778	8,530	3.05
Borrowed funds	737,685	8,924	4.84	753,875	9,414	4.99
Trust preferred securities	36,344	693	7.63	32,500	775	9.54

Total interest bearing liabilities	$2,071,521	$16,911	3.27%	$1,905,153	$18,719	3.93%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$149,821			$119,167
Other liabilities	17,436			18,936
Stockholders’ equity	142,134			107,268

Total non-interest bearing liabilities and stockholders’ equity	$309,391			$245,371

Total liabilities and stockholders’ equity	$2,380,912			$2,150,524

Interest rate spread (2)			1.99%			2.00%

Net interest income and margin (3)		$13,210	2.31%		$12,116	2.33%

Net interest income and margin (tax equivalent basis)(4)		$13,586	2.37%		$12,429	2.39%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 34% and has the effect of increasing interest income by $376,000 and $313,000 for the three month periods ended September 30, 2003 and 2002, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2003			September 30, 2002

			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost

INTEREST EARNING ASSETS:
Deposits with other banks	$9,666	$89	1.23%	$2,947	$44	1.99%
Federal funds sold	55,999	464	1.10	76,279	951	1.66
Securities	883,831	26,455	3.99	851,989	33,425	5.23
Loans (1)	1,286,147	62,906	6.52	1,056,545	55,205	6.97

Total interest earning assets	$2,235,643	$89,914	5.36%	$1,987,760	$89,625	6.01%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$25,019			$22,570
Allowance for loan losses	(17,003)			(14,270)
Premises and equipment, net	12,125			11,195
Other assets	66,041			51,298

Total non-interest earning assets	86,182			70,793

Total assets	$2,321,825			$2,058,553

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets and interest bearing demand	$637,447	$8,245	1.72%	$456,600	$8,486	2.48%
Certificates of deposit of $100,000 or more	139,102	3,090	2.96	147,616	3,943	3.56
Other time deposits	460,328	11,116	3.22	462,405	13,469	3.88

Total interest bearing deposits	1,236,877	22,451	2.42	1,066,621	25,898	3.24
Borrowed funds	744,650	26,855	4.81	727,602	27,050	4.96
Trust preferred securities	36,871	2,237	8.09	32,500	2,325	9.54

Total interest bearing liabilities	$2,018,398	$51,543	3.40%	$1,826,723	$55,273	4.03%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$133,923			$115,046
Other liabilities	24,151			16,029
Stockholders’ equity	145,353			100,755

Total non-interest bearing liabilities and stockholders’ equity	$303,427			$231,830

Total liabilities and stockholders’ equity	$2,321,825			$2,058,553

Interest rate spread (2)			1.96%			1.98%

Net interest income and margin (3)		$38,371	2.29%		$34,352	2.30%

Net interest income and margin (tax equivalent basis)(4)		$39,447	2.35%		$35,281	2.37%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 34% and has the effect of increasing interest income by $1,076,000 and $929,000 for the nine month periods ended September 30, 2003 and 2002, respectively.